UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada

000-26927

77-0443643

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

700 Lavaca Street, Suite 1400, Austin, Texas   78701

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (480) 505-0070

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

□

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL AGREEMENT

On July 12, 2012 the board of directors of WWA Group, Inc. (the “Company”) caused it to  enter into a

Share Exchange Agreement to acquire all of the issued and outstanding shares of Summit Digital,  Inc.

(“SD”) from the shareholder thereof in exchange for shares of the Company’s common stock. The transaction is subject to shareholder approval.

The Share Exchange Agreement (“Agreement”) provides that the sole shareholder of SD will exchange

100 shares or one hundred percent (100%) of the issued and outstanding shares of SD for ninety nine million (99,000,000) shares or eighty percent (80%) of the Company. The Agreement further provides for the appointment of two new members to the Company’s board of directors.

SD is a multi-system operator that provides cable television, high speed internet and related services to rural communities in the United States.

The Company expects to conclude the transaction on or before August 20, 2012.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.

Page No.

Description

10

Attached

Share Exchange Agreement dated July 12, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WWA Group, Inc.

Date

By: /s/ Eric Montandon

July 17, 2012

Name: Eric Montandon

Title: Chief Executive Officer and Director